CAMCO FINANCIAL CORPORATION
                           401(k) SALARY SAVINGS PLAN
                                 Cambridge, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

                                 Cambridge, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 1999 and 1998






                                    CONTENTS






REPORT OF INDEPENDENT AUDITORS ...........................................    1


FINANCIAL STATEMENTS

     STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS .....................    2

     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS ...........    3

     NOTES TO FINANCIAL STATEMENTS .......................................    4


SUPPLEMENTAL INFORMATION

     ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES ..........    9

     ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS ......................   10

                         REPORT OF INDEPENDENT AUDITORS


Trustees
Camco Financial Corporation
  401(k) Salary Savings Plan
Cambridge, Ohio

We were engaged to audit the financial statements and supplemental schedules of Camco Financial Corporation 401(k) Salary Savings Plan as of December 31, 1999 and for the year then ended. These financial statements and supplemental schedules are the responsibility of the plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The statement of net assets available for benefits as of December 31, 1998 was audited by other auditors whose report dated February 19, 1999 expressed an unqualified opinion on that statement.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999, and the changes in net assets available for benefits for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic 1999 financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic 1999 financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




/s/Crowe, Chizek and Company LLP

Oak Brook, Illinois
February 24, 2000
















                                                                              1.

                          CAMCO FINANCIAL CORPORATION
                           401(k) SALARY SAVINGS PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           December 31, 1999 and 1998



                                                                                    1999               1998
                                                                                    ----               ----
    ASSETS
Investments, at fair value (Note 2)                                                $8,152,201        $6,873,784
Investments, at estimated fair value (Note 2)                                         117,437            77,226
                                                                                    ---------         ---------
     Total investments                                                              8,269,638         6,951,010

Receivables
     Employee contribution                                                             18,532            39,621
     Employer contribution                                                              8,556            21,207
     Accrued interest                                                                  14,937            13,647
                                                                                    ---------         ---------
                                                                                       42,025            74,475

Cash                                                                                       21                 9
                                                                                    ---------         ---------

NET ASSETS AVAILABLE FOR BENEFITS                                                  $8,311,684        $7,025,494
                                                                                    =========         =========














                See accompanying notes to financial statements.

                                                                              2.

                          CAMCO FINANCIAL CORPORATION
                           401(k) SALARY SAVINGS PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          Year ended December 31, 1999


    Additions to net assets attributed to
     Net depreciation in fair value
       of investments (Note 2 and 4)                                 $ (188,306)
     Interest and dividends                                             450,734
                                                                      ---------
                                                                        262,428
     Contributions
         Employer                                                       545,600
         Participant                                                    454,383
         Rollovers                                                      162,371
                                                                      ---------
                                                                      1,162,354
              Total additions                                         1,424,782

    Deductions from net assets attributed to
     Benefits paid to participants                                      138,592
                                                                      ---------

    Net increase                                                      1,286,190

    Net assets available for benefits
     Beginning of year                                                7,025,494
                                                                     ---------

     End of year                                                     $8,311,684
                                                                      =========











                See accompanying notes to financial statements.

                                                                              3.

                           CAMCO FINANCIAL CORPORATION
                           401(k) SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


     NOTE 1 - DESCRIPTION OF PLAN

The following description of the Camco Financial Corporation 401(k) Salary Savings Plan ("the Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

General: The Plan is a defined contribution plan covering all full-time employees of Camco Financial Corporation and related subsidiaries, collectively referred to as "the Company." The Plan requires one year of service (1,000 hours or more) to share in the matching contribution. Participants are immediately eligible to make deferrals to the Plan. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions: Each year, participants may contribute up to 15 percent of their pretax annual compensation to the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. The Company contributes 100 percent of 401(k) deferrals up to the first three percent of base compensation and contributes 50 percent of 401(k) deferrals up to the next two percent of base compensation. Contributions are subject to certain Internal Revenue Code ("IRC") limitations.

Investment Options: The Plan allows participants to self-direct the investment of their plan assets, including employer discretionary and matching contributions among several different investment options offered by the Plan. Participants may change their investments quarterly.

Participant   Accounts:   Each  participant's   account  is  credited  with  the
participant's  own  contribution,   and  an  allocation  of  (a)  the  Company's
contributions and (b) investment income. Allocation of the Company's contributions and investment income is based upon participants' compensation and account balances, respectively. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Retirement, Death, and Disability: A participant is entitled to 100% of his or her account balance upon retirement (at normal retirement age), death, or disability.

Forfeited Accounts: Forfeitures of terminated participants' nonvested matching accounts for years prior to 1998 are used to reduce the employer's subsequent contributions for the current plan year. For the years ended December 31, 1999 and 1998, employer contributions were reduced by $13,898 and $0, respectively, from forfeited nonvested matching accounts. Forfeitures of terminated participants' nonvested employer profit sharing accounts are reallocated to all eligible participants.




                                  (Continued)

                                                                              4.

                           CAMCO FINANCIAL CORPORATION
                           401(k) SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998



NOTE 1 - DESCRIPTION OF PLAN (Continued)

Vesting: Participants are immediately vested in their own contributions and employer match after December 31, 1997, including any Pension Plan rollovers, plus actual earnings thereon. Vesting in the remainder of their account is based on years of credited service. A participant is 100% vested after six years of credited service in accordance with the table below:

         Years of Service                                   % Vested

                1                                               0
                2                                              20
                3                                              40
                4                                              60
                5                                              80
                6                                             100

Payment of Benefits: Upon termination of service, a participant may elect to receive payment of their vested benefits in any of the following forms: (a) a lump sum payment in cash or property; (b) a life annuity; (c) a life annuity with a period certain of 10, 15, or 20 years; (d) a joint 50%, 66 2/3%, or 100% survivor annuity; or (e) any combination of (a) through (d).

Loan Provisions: The Plan provides that participants can borrow funds against their vested account balance. These loans are limited to the lesser of $50,000 or 50% of the participant's vested account balance. The loan must be repaid within five years and loan interest at a reasonable rate.


NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

The principles and policies which significantly affect the determination of net assets available for benefits and results of operations are summarized below.

Accounting Method: The accounting principles and procedures followed by the Plan conform to generally accepted accounting principles. The financial statements were prepared using the accrual method of accounting.

Income and Expense Recognition: Investment income is derived from dividends, interest, gains or losses realized on the sale of plan assets and unrealized gains and losses of assets held the entire plan year. Employer and employee contributions and expenses payable are recognized on the accrual method. Benefits to participants are recorded when paid.



                                  (Continued)

                                                                              5.

                           CAMCO FINANCIAL CORPORATION
                           401(k) SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Valuation of Investments: Quoted market prices are used to value the Plan's investments. Participant loans are carried at their outstanding principal balance, which approximates fair value.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures and actual results could differ from those estimates. It is at least reasonably possible that a significant change may occur in the near term for the estimates of investment valuation

New Accounting Standard: During the plan year ended December 31, 1999, the Plan adopted the requirements of the American Institute of Certified Public Accountants Statement of Position 99-3, "Accounting and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters" ("the SOP"). The SOP eliminates the requirement for the financial statements to present plan investments by fund for participant-directed investments. The 1998 statement of net assets available for benefits has been reclassified to be comparative.


NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and its related regulations. In the event of plan termination, participants will become 100% vested in their accounts.














                                  (Continued)

                                                                              6.

                           CAMCO FINANCIAL CORPORATION
                           401(k) SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 4 - INVESTMENTS

The following table presents investments that represent 5% or more of the Plan's net assets.

                                                                      December 31,
                                                                1999               1998
                                                                ----               ----
Investments at fair value as determined by
  quoted market prices
     Mutual funds
         Acorn Fund                                          $1,323,868        $1,257,233
         Fidelity Blue Chip Growth Fund                       1,008,098           639,824
         Vanguard Wellington Fund                               610,128           543,220
     Vanguard 500 Index Trust Fund                            1,644,287         1,040,260
     Common stock
         Camco Financial Corporation                          2,079,684         2,225,153
     Certificate of deposit
         Cambridge Savings Bank                                 847,703           803,350

During 1999, the Plan's investments had interest and dividend income of $450,734.

Also during 1999, the Plan's investments (including investments bought and sold, as well as held during the year) depreciated in value by $188,306 for the year ended December 31, 1999 as follows:

         Mutual funds                                     $ 567,939
         Common stock                                      (756,245)
                                                           --------

                                                          $(188,306)
                                                           ========

NOTE 5 - RELATED PARTY TRANSACTIONS

Parties-in-interest are defined under DOL regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer, and certain others. The Company pays certain administrative fees on behalf of the Plan.






                                  (Continued)

                                                                              7.

                           CAMCO FINANCIAL CORPORATION
                           401(k) SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998



NOTE 5 - RELATED PARTY TRANSACTIONS (Continued)

The Plan held the following party-in-interest investments (at fair value) at December 31, 1999 and 1998:

                                                                                  1999                1998
                                                                                  ----                ----
             Camco Financial Corporation common stock                          $2,079,684         $2,225,153
             Cambridge Savings Bank certificate of deposit                        847,703            803,350
             First Federal Washington Court House
               certificate of deposit                                             116,131            110,841

Plan transactions with parties-in-interest during 1999 were as follows:

             Camco Financial Corporation common stock
                 Purchases                                        $666,591
                 Sales                                              55,815


NOTE 6 - TAX STATUS

The Internal Revenue Service has determined and informed the Plan by a letter dated August 9, 1995 that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the favorable determination letter. However, the plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


    NOTE 7 - TERMINATED PARTICIPANTS

Included in the net assets available for benefits are amounts allocated to individuals who have requested a distribution from the Plan but have not been paid as of December 31, 1999. Amounts allocated to these participants were $34,084 at December 31, 1999.


    NOTE 8 - SUBSEQUENT EVENTS

Effective January 6, 2000, the Company merged with Westwood Homestead Financial Corporation and the Westwood Homestead Savings Bank ("the Bank"). Employees of the Bank will be eligible to participant in the Plan as of April 14, 2000. The Bank's existing plans will be merged with and into the Camco Financial Corporation 401(k) Salary Savings Plan, with the Plan being the surviving plan.




                                                                              8.

                            SUPPLEMENTAL INFORMATION

                           CAMCO FINANCIAL CORPORATION
                           401(k) SALARY SAVINGS PLAN

           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                December 31, 1999



Name of plan sponsor:  Camco Financial Corporation
Employer identification number:  51-0110823
Three-digit plan number:  002


                                                                (c)
                                                          Description of
                                                       Investment Including
                       (b)                            Maturity Date, Rate of                             (e)
          Identity of Issuer, Borrower,              Interest, Collateral, Par           (d)           Current
(a)         Lessor, or Similar Party                     or Maturity Value              Cost            Value
---         ------------------------                     -----------------              ----            -----
*        Camco Financial Corporation                  Common stock                    $2,882,925      $2,079,684
         Acorn Fund                                   Mutual Funds                     1,096,816       1,323,868
         Fidelity Blue Chip Growth Fund               Mutual Funds                       696,016       1,008,098
         Templeton Foreign Fund                       Mutual Funds                       151,584         177,992
         Vanguard Wellington Fund                     Mutual Funds                       618,866         610,128
         Vanguard 500 Index Trust Fund                Mutual Funds                     1,019,055       1,644,287
*        Cambridge Savings Bank                       Certificate of deposit             847,703         847,703
*        First Federal Washington Court House         Certificate of deposit             116,131         116,131
         Fidelity US Treasury Income Fund             U.S. Treasury Obligations          344,310         344,310
         Participant notes                            Bearing interest at 8% to10%             -         117,437
                                                                                                       ---------

                                                                                                      $8,269,638
                                                                                                       =========


*  Denotes party-in-interest






















                                                                              9.

                          CAMCO FINANCIAL CORPORATION
                           401(k) SALARY SAVINGS PLAN

                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                          Year ended December 31, 1998


Name of plan sponsor:  Camco Financial Corporation
Employer identification number:  51-0110823
Three-digit plan number:  002


                                                                                        (f)                      (h)
    (a)                                                                               Expense               Current Value
Identity of                                           (c)          (d)       (e)     Incurred        (g)     of Asset on     (i)
   Party                   (b)                     Purchase      Selling    Lease      With         Cost     Transaction  Net Gain
 Involved         Description of Asset               Price        Price    Rental   Transaction   of Asset      Date      or (Loss)
 --------         --------------------               -----        -----    ------   -----------   --------      ----      ---------
Camco          Common stock
  Financial    Camco Financial Corporation
  Corpora-     Series of purchases                 $  666,591  $        -  $    -     $    -     $  666,591  $  666,591  $      -
  tion         Series of sales                              -      55,815       -          -         84,632      55,815   (28,817)

Acorn          Registered investment companies
  Family       Acorn Fund
  of Funds     Series of purchases                    625,147           -       -          -        625,147     625,147         -
               Series of sales                              -     706,665       -          -        635,425     706,665    71,240

The            Vanguard 500 Index Trust Fund
  Vanguard     Series of purchases                    441,392           -       -          -        441,392     441,392         -
  Group, Inc.  Series of sales                              -      72,754       -          -         61,868      72,754    10,886

Fidelity       Fidelity U.S. Treasury Income Fund
  Invest-      Series of purchases                  2,614,270           -       -          -      2,614,270   2,614,270         -
  ments        Series of sales                              -   2,481,950       -          -      2,481,950   2,481,950         -










                                                                             10.